Exhibit 10.8

AGREEMENT FOR SERVICE

THIS AGREEMENT FOR SERVICE (this "Agreement") dated this 25th day of May, 2011

BETWEEN

Colorado Rare Earths, Inc. of 12 Washington Street, Montoursville, Pennsylvania, 17754
(the "Customer")

- AND -

P-Con Consulting, Inc. of 7208 Burtonwood Drive, Alexandria, Virginia, 22307
(the "Service Provider")

BACKGROUND:

A.

The Customer is of the opinion that the Service Provider has the necessary qualifications, experience and abilities to provide services to the Customer.

B.

The Service Provider is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Services Provided

1.

The Customer hereby agrees to engage the Service Provider to provide the Customer with services (the "Services") consisting of:

Provide Local List which distributes detailed business listings to high-traffic search engines and national/local directories and build link popularity by having multiple search engines pointing to Customer’s web site.

Provide Search Engine Optimization package which includes optimizing keywords, meta tags, page descriptions, image alt tags, header tags and various other parts of Customer’s website to make it more SEO friendly.

Provide Social Media and Blogging which allows:

1 – Increased Search Engine Rankings: Usebrand names and keywords in Customer’s profiles to help generate traffic for Customer’s social media sites and homepage.

2 – Communication With Customers: Allows Customer to connect with their client base and keep top of mind awareness and branding of Customer which will allow Customer to feature specials, news and events and even answer questions through social media.

3 – Generating Site Traffic: Updates Customer regularly on sites such as Twitter and Facebook that link back to the Customer’s site as well as keeping relevant information through Blog posts.

The Services will also include any other tasks which the parties may agree on.

Term of Agreement

2.

The term of this Agreement will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, subject to earlier termination as provided in this Agreement, with the said term being capable of extension by mutual written agreement of the parties.

Performance

3.

The parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Compensation

4.

For the services rendered by the Service Provider as required by this Agreement, the Customer will pay to the Service Provider compensation on the following basis:

Equity Compensation Warrants:

The sum of 70,000 warrants that will have a term of five (5) years at a strike price of 50 cents.

Provisions of Warrants:

Colorado Rare Earths, Inc. will grant the Service Provider and/or its assignees piggyback registration rights with respect to any warrants received under this Agreement. The Registration Rights will be subject to the provision that any investment banker and/or underwriter that may be engaged in connection with the registration statement may, in its discretion, restrict the ability of Service Provider and/or its assignees to sell any of their shares associated with the warrants received under this agreement. All such registration rights shall contain reasonable and customary terms.

Reimbursement of Expenses

5.

The Service Provider will not be reimbursed for expenses incurred by the Service Provider in connection with providing the Services of this Agreement.

Payment Penalties

6.

No late payment penalty will be charged if the Customer does not comply with the rates, amounts or dates of pay provided in this Agreement.

Performance Penalties

7.

No performance penalty will be charged if the Service Provider does not perform the Services within the time frame provided by this Agreement.

Assignment

8.

The Service Provider will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Capacity/Independent Contractor

9.

It is expressly agreed that the Service Provider is acting as an independent contractor and not as an employee in providing the Services under this Agreement. The Service Provider and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Modification of Agreement

10.

Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Time of the Essence

11.

Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Entire Agreement

12.

It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Governing Law

13.

It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Commonwealth of Pennsylvania, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

14.

In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Service Agreement this 25th day of May, 2011.

P-Con Consulting, Inc. Per: /s/Patrick L. Condin	Date: May 25, 2011
Colorado Rare Earths, Inc. Per: Michael D. Parnell	Date: May 25, 2011